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                                                                   EXHIBIT 21.01


                          VERITAS SOFTWARE CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT


                                                                                JURISDICTION OF
SUBSIDIARY LEGAL NAME                                                           INCORPORATION
---------------------                                                           ---------------
VERITAS Operating Corporation ................................................  Delaware
         VERITAS Software Investment Company .................................  Delaware
         VERITAS Software Technology Corporation .............................  Delaware
                  VERITAS Software Technology Holding Corporation ............  Delaware
         VERITAS Software SA .................................................  France
         VERITAS Software Holdings Ltd. ......................................  Ireland
                  Armour Software Ltd. .......................................  Cyprus
                  VERITAS Software International Limited .....................  Ireland
                  VERITAS Software Limited ...................................  United Kingdom
         VERITAS Software Global Corporation .................................  Delaware
                  VERITAS Software Global Holdings LLC .......................  Delaware
                  TELEBACKUP HOLDINGS, INC. ..................................  Delaware
                           TELEBACKUP EXCHANGECO INC. ........................  Canada
                           NEW TELEBACKUP SYSTEMS INC. .......................  Canada
                  VERITAS Software Argentina S.A. ............................  Argentina
                  VERITAS Software PTY Ltd. ..................................  Australia
                  VERITAS FSC, INC. ..........................................  Barbados
                  VERITAS Software Corporation Belgium S.A. ..................  Belgium
                  VERITAS Software do Brasil Ltda ............................  Brazil
                  Seagate Software International Holdings Ltd. ...............  Caymans
                  VERITAS Software (Canada) Inc.
                                 - Logiciel VERITAS (Canada) Inc. ............  Canada
                  VERITAS Software Corporation ApS ...........................  Denmark
                  Prassi Europe SAS ..........................................  France
                  VERITAS Software GmbH ......................................  Germany
                  VERITAS Software Hong Kong Limited. ........................  Hong Kong
                  VERITAS Software India PVT. LTD. ...........................  India
                  VERITAS Software Solutions Private Limited (India II) ......  India
                  VERITAS Software Corporation Italy S.R.L. ..................  Italy
                  VERITAS Japan K.K. .........................................  Japan
                  VERITAS Software Korea Ltd .................................  Korea
                  VERITAS Software Malaysia SDN.BHD. .........................  Malaysia
                  VERITAS Software Mexico S.A. de C.V. .......................  Mexico
                  VERITAS Software Benelux B.V. ..............................  Netherlands
                  VERITAS Software Corporation AS ............................  Norway
                  VERITAS Software Singapore .................................  Singapore
                  VERITAS Software Corporation S.L. ..........................  Spain
                  VERITAS Software Corporation Sweden AB .....................  Sweden
                  VERITAS Software GbmH ......................................  Switzerland
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